Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com
eLoyalty Reports Results for Second Quarter 2005
Company announces signing 5 new Managed services contracts and expects increased Total revenue for the third quarter
Lake Forest, IL, August 11, 2005 — eLoyalty Corporation (NASDAQ: ELOY), a leading enterprise CRM services and solutions company, today posted second quarter financial results for the period ended July 2, 2005.
For the second quarter of 2005, eLoyalty reported total revenue of $19.6 million, an increase of 8% over the comparable period last year. The company also announced a net loss of $2.9 million, which is unfavorable by $2.5 million when compared to the second quarter of 2004. The net loss available to common shareholders was $0.52 a share, compared to a net loss of $0.13 a share in the second quarter of 2004. As described in detail below, eLoyalty realized non-GAAP “Adjusted Earnings” measure loss of $0.2 million for the second quarter of 2005.
In addition, the company recorded a restructuring charge of $0.5 million in the second quarter of 2005. The charge was for severance and other expenses primarily related to the elimination of two Vice President positions and a small number of other personnel reductions.
Revenue Highlights
Revenue highlights for the second quarter of 2005 include:
•	Increasing Managed services revenue by 108% on a year-over-year basis (64% of the increase is attributable to the acquisition of the assets of Interelate, Inc. in July, 2004 and 22% of the increase is related to a non-recurring termination fee at one of our legacy application support clients),

•	Increasing Product revenue 5-fold over the same period last year and 68% over the first quarter, reflecting growth in the company’s Internet Protocol Contact Center (IPCC) service line,

•	Decreasing concentration of revenue coming from our top 5 accounts from 46.3% to 39.0% on a quarter-over-quarter basis, and

•	Achieving a 1% increase in Total revenue compared to the first quarter in spite of a $1.8 million decline in Consulting services revenue from our two largest clients.

The following is a summary of revenue by major component:

	Three Months Ended		Six Months Ended
(000’s)	07/02/2005	06/26/2004	07/02/2005	06/26/2004
Revenue:
Consulting services	$10,931	$13,770	$23,019	$24,245
Managed services	5,424	2,612	10,447	5,312

Services revenue	16,355	16,382	33,466	29,557
Product	2,334	420	3,722	846
Reimbursed expenses	924	1,374	1,915	2,197

Total revenue	$19,613	$18,176	$39,103	$32,600

Service Lines and Strategic Initiatives
eLoyalty achieved a number of important highlights in its Internet Protocol Contact Center service line during the quarter. These highlights include:
•	Entering into a master subcontracting agreement to provide IPCC call center services through a large, global consulting firm,

•	Closing and beginning work on an Enterprise IPCC and Internet Protocol (IP) telephony engagement at a Federal government agency, and

•	Closing and beginning work on a six month IPCC Managed services contract for a global high technology company.
The company’s Behavioral Analytics service line also gained momentum as evidenced by conversion of pilot customers to deployment or deployment planning engagements, the signing of a new pilot and an increase in its prospect pipeline.
Balance Sheet
The company maintains a strong balance sheet, including a total cash and short-term investment balance of approximately $21.7 million. This compares to a total cash and short-term investment balance of $24.7 million at the end of the previous quarter. Primary uses of cash in the second quarter of 2005 include an increase in our accounts receivable as DSO increased from 51 days to 59 days during the quarter ($1.9 million), payment of the Series B stock dividend ($0.7 million), and payments related to restructuring ($0.5 million).

Adjusted Earnings Measure1
On a non-GAAP basis, in the second quarter of 2005, eLoyalty realized an “Adjusted Earnings” measure loss of $0.2 million. The following table presents the calculation of the Adjusted Earnings measure for the periods presented below, including reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.
Definition and Calculation of Adjusted Earnings Measure

	Three Months Ended		Six Months Ended
(000’s)	07/02/2005	06/26/2004	07/02/2005	06/26/2004
GAAP — Operating Loss	$(3,012)	$(488)	$(5,021)	$(2,832)
Add back (reduce) the effect of:
Noncash compensation	665	733	1,358	1,263
Severance and related costs	515	41	515	(193)
Depreciation and amortization	1,612	1,105	3,306	2,261

Adjusted Earnings Measure — Income (Loss)	$(220)	$1,391	$158	$499

New Managed Services Contracts
In addition to releasing its results for the second quarter of 2005, the company announced that it has recently signed 5 important Managed services contracts. The expected Total revenue from these contracts is approximately $16 million, anticipated to be recognized over the next three years (these amounts assume the contracts run as planned to the end of their contract terms, without extension).
These contracts are viewed as important because they improve future revenue visibility, demonstrate the value of eLoyalty’s Managed services offerings to large enterprises and evidence continued progress in the transformation of the company’s business model toward a higher mix of recurring revenue.
Current Business Outlook
The company’s planning assumptions for the third quarter of 2005 include:
•	Improved proposal activity and utilization over the first four weeks of the quarter,

•	Continuing transition of the revenue portfolio to reduce customer concentration,

1  eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP “Adjusted Earnings” results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash earnings performance, exclusive of the financial impact of decisions made with the intention of improving the company’s operating performance through expense reduction activities. Further, management believes that it is useful to analyze the company’s performance excluding the impact of severance and related costs, since the amount of these costs varies significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. However, adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company’s resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

•	Increasing the amount of Product revenue (third-party hardware and software) sold, principally related to the continued expansion of our IPCC service line,

•	Transitioning two large hosted solutions back to the clients, which is expected to cause a short-term reduction in our Managed services revenue,

•	Realizing approximately 25-30% reduction in quarterly depreciation and amortization expense compared to the second quarter of 2005, and

•	Continuing revenue and gross margin pressure, principally for Consulting services within our larger accounts.
Given these factors, eLoyalty’s current outlook for the third quarter of 2005 is to achieve Total revenue in the range of $20.0 million to $22.0 million (including achieving Services revenue in the range of $15.5 million to $17.0 million).
Conference Call Information
eLoyalty management will host a conference call at 8:30 a.m. eastern time on Friday August 12th, 2005. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web access the site at least fifteen minutes before the webcast begins, in order to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until August 24, 2005 by dialing (888) 509-0081 or, for international callers, (416) 695-5275. There is no passcode for the replay.
About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM) related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.
ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers’ requirements or preferences for the company’s services (because the company’s business is relationship based, substantially all of the company’s customers retain the right to defer or cancel the company’s engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company’s reputation and financial strength to remain competitive; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty’s financial results; eLoyalty’s ability to integrate acquired operations into its business in the manner anticipated; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	July 2,	June 26,	July 2,	June 26,
	2005	2004	2005	2004
Revenue	$19,613	$18,176	$39,103	$32,600

Operating Expenses:
Cost of services	15,262	12,915	29,980	24,008
Selling, general and administrative	5,236	4,603	10,323	9,356
Severance and related costs	515	41	515	(193)
Depreciation and amortization	1,612	1,105	3,306	2,261

Total operating expenses	22,625	18,664	44,124	35,432

Operating loss	(3,012)	(488)	(5,021)	(2,832)
Interest income (expense) and other, net	76	56	153	99

Loss before income taxes	(2,936)	(432)	(4,868)	(2,733)
Income tax benefit	1	—	1	—

Net loss	(2,935)	(432)	(4,867)	(2,733)
Dividends related to Series B preferred stock	(369)	(354)	(738)	(741)

Net loss available to common stockholders	$(3,304)	$(786)	$(5,605)	$(3,474)

Basic net loss per common share	$(0.52)	$(0.13)	$(0.89)	$(0.58)

Diluted net loss per common share	$(0.52)	$(0.13)	$(0.89)	$(0.58)

Shares used to calculate basic net loss per share	6,309	5,993	6,266	5,960

Shares used to calculate diluted net loss per share	6,309	5,993	6,266	5,960

Noncash compensation included in individual line items above:
Cost of services	$284	$308	$567	$456
Selling, general and administrative	381	425	791	807

Total noncash compensation	$665	$733	$1,358	$1,263

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	July 2,	January 1,
	2005	2005
ASSETS:
Current Assets:
Cash and cash equivalents	$17,049	$20,095
Restricted cash	630	698
Short-term investments	4,000	6,975
Receivables (net of allowances of $389 and $389)	12,945	11,187
Prepaid expenses	4,040	2,829
Other current assets	169	578

Total current assets	38,833	42,362
Equipment and leasehold improvements, net	4,152	6,779
Goodwill	2,644	2,650
Intangibles, net	1,400	1,713
Long-term receivables and other	1,339	1,863

Total assets	$48,368	$55,367

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$1,781	$1,528
Accrued compensation and related costs	3,566	4,165
Unearned revenue	4,648	4,466
Other current liabilities	2,493	3,638

Total current liabilities	12,488	13,797
Long-term unearned revenue	374	774
Other long-term liabilities	465	664

Total liabilities	13,327	15,235

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,126,598 and 4,150,803 shares issued and outstanding with a liquidation preference of $21,046 and $21,910 at July 2, 2005 and January 1, 2005, respectively	21,046	21,169

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 7,656,826 and 7,407,065 shares issued and outstanding, respectively	77	74
Additional paid-in capital	151,238	150,659
Accumulated deficit	(125,899)	(121,032)
Accumulated other comprehensive loss	(3,975)	(3,451)
Unearned compensation	(7,446)	(7,287)

Total stockholders’ equity	13,995	18,963

Total liabilities and stockholders’ equity	$48,368	$55,367

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the
	Six Months Ended
	July 2,	June 26,
	2005	2004
Cash Flows from Operating Activities:
Net loss	$(4,867)	$(2,733)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and noncash compensation	4,665	3,524
Changes in assets and liabilities, net of effect of acquisition:
Receivables	(1,901)	(2,755)
Prepaids and other current assets	(835)	(1,545)
Accounts payable	291	(1,219)
Accrued compensation and related costs	(1,000)	(663)
Unearned revenue	(218)	3,810
Other liabilities	(279)	(190)
Long-term receivables and other	389	(889)

Net cash used in operating activities	(3,755)	(2,660)

Cash Flows from Investing Activities:
Interelate acquisition	6	—
Sale of short-term investments	2,975	8,950
Capital expenditures and other	(372)	(246)

Net cash provided by investing activities	2,609	8,704

Cash Flows from Financing Activities:
Decrease in restricted cash	68	313
Payment of Series B dividends	(1,479)	(742)

Net cash used in financing activities	(1,411)	(429)

Effect of exchange rate changes on cash and cash equivalents	(489)	(118)

(Decrease) increase in cash and cash equivalents	(3,046)	5,497
Cash and cash equivalents, beginning of period	20,095	27,103

Cash and cash equivalents, end of period	$17,049	$32,600

Supplemental Disclosures of Cash Flow Information:
Cash (paid) refunded for income taxes, net	$6	$(35)